Exhibit 10.2

SETTLEMENT AGREEMENT
and
MUTUAL RELEASE

BETWEEN:	CLEAN TRANSPORTATION GROUP, INC. (a public Utah Corporation) (Formerly QUINTANA GOLD RESOURCES CORP.) 7810 Marchwood Place, Vancouver BC, Canada

                     (hereinafter referred to as “CTGI”)

AND:	ROBERT A. DOTY -and- KYUNG AE KIM, with both parties domiciled and residing at 7101 Playa Vista Drive, Unit 305, Playa Vista, CA, USA 91706

(hereinafter collectively referred to as the “SELLERS”)

AND:	ENGINE CLEAN SOLUTIONS, INC. (“ECSI”) (a private California Corporation) 5112 Heintz Street, Baldwin Park, CA, USA 91706

(hereinafter referred to as the “COMPANY”)

WHERAS, ROBERT A. DOTY and KYUNG AE KIM  (SELLERS) requested the cancellation of the Definitive Agreement signed between the above parties on May 13, 2011, and

WHEREAS, CLEAN TRANSPORTATION GROUP, INC. (CTGI) has agreed to cancel the Definitive Agreement signed between the parties on May 13, 2011.

THEREFORE any and all Agreements and Amendments to such Agreements or Promissory Note/s shall forthwith become null and void based on following conditions:

a)	The SELLERS and the COMPANY herewith agree to have all common stock issued to the SELLERS, being:
-	Certificate # 1265 – 1,666,665 Shares issued to KYUNG AE KIM
-	Certificate # 1266 – 833,335 Shares issued to ROBERT A. DOTY
-	Certificate # 1273 – 500,000 Shares issued to ROBERT A. DOTY cancelled forthwith and returned to the treasury of CTGI.

b)	The SELLERS and the COMPANY shall effective with date given below have no further claim or claims against CTGI, its Assets, Stock and or Directors and Officers whatsoever.

c)	CTGI shall have no further claim of ownership to the COMPANY what so ever.

d)	CTGI, the SELLERS and the COMPANY shall do and execute all such acts as are required by law to give this Settlement Agreement full effect und the law.

e)	CTGI, The SELLERS and the COMPANY herewith agree to a Mutual Release as follows:

WITNESSETH that in consideration of the sum of $ 1.00 and other good and valuable consideration (the sufficiency whereof is hereby acknowledged), CTGI the SELLERS and COMPANY do hereby agree to cancel the Definitive Agreement signed on May 13, 2011 between CTGI and the SELLERS/COMPANY as well as any additional Agreements, Promissory Notes, Employment Agreements and other Commitments entered into between the parties and do hereby agree to release the other, their directors ,officers, administrators, heirs, executors, administrators, successors and assigns and each of their estates and effects from all sums of money, debts, dues, contracts, agreements, covenants, bonds, actions, proceedings, claims and demands whatsoever which either of the said parties herein now has or may have against the other for or by reason of any act, agreement, commitment, matter, cause or thing whatsoever concerning all of the above parties.

In witness whereof the parties hereto have executed this Settlement Agreement and Mutual Release as of this 30th Day of September 2012.